UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          November 10, 2023

HENNESSY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

California	001-36423	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California	94945
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code:        (415) 899-1555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, no par value	HNNA	The Nasdaq Stock Market LLC
4.875% Notes due 2026	HNNAZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On November 10, 2023, Hennessy Advisors, Inc. completed the acquisition (the “Acquisition”) of certain assets related to the management of the CCM Small/Mid-Cap Impact Value Fund. The Acquisition was consummated in accordance with the terms and conditions of the previously announced Transaction Agreement, dated as of April 26, 2023 (the “Transaction Agreement”). At the closing of the Acquisition, the CCM Small/Mid-Cap Impact Value Fund was reorganized into the Hennessy Stance ESG ETF (the “Hennessy Stance ETF”).

The Transaction Agreement also provides for the purchase of the assets relating to the management of the CCM Core Impact Equity Fund. The special meeting of the shareholders of the CCM Core Impact Equity Fund to approve that transaction was adjourned to November 21, 2023. If approved by the shareholders, it is anticipated that the reorganization of the CCM Core Impact Equity Fund into the Hennessy Stance ESG ETF will be completed during the first quarter of calendar year 2024.

A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8‑K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

EXHIBIT INDEX

Exhibit	Description
99.1	Press release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.

November 10, 2023	By:	/s/ Teresa M. Nilsen
Teresa M. Nilsen
President